EXHIBIT (q)(24)

POWER OF ATTORNEY

The undersigned officer of Capital Growth Portfolio, Dividend Income Portfolio, Global Growth Portfolio, Growth Portfolio, International Equity Portfolio, Large-Cap Growth Portfolio, Large-Cap Value Portfolio, Small-Cap Growth Portfolio, Special Equities Portfolio, Tax-Managed Growth Portfolio, Tax-Managed International Equity Portfolio, Tax-Managed Multi-Cap Opportunity Portfolio, Tax-Managed Small-Cap Growth Portfolio, Tax-Managed Value Portfolio and Utilities Portfolio each a New York trust, (does hereby severally constitute and appoint Barbara E. Campbell, Alan R. Dynner, Thomas E. Faust Jr., Maureen A. Gemma and James B. Hawkes, or any of them, to be true, sufficient and lawful attorneys, or attorney, to sign for me in the capacity indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf of each of the respective Trusts listed below, in respect of shares of beneficial interest and other documents and papers relating thereto:

Capital Growth Portfolio	Eaton Vance Special Investment Trust
Dividend Income Portfolio	Eaton Vance Mutual Funds Trust
Global Growth Portfolio	Eaton Vance Growth Trust
Growth Portfolio	Eaton Vance Growth Trust
Eaton Vance Special Investment Trust
International Equity Portfolio	Eaton Vance Mutual Funds Trust
Eaton Vance Special Investment Trust
Large-Cap Growth Portfolio	Eaton Vance Special Investment Trust
Large-Cap Value Portfolio	Eaton Vance Special Investment Trust
Small-Cap Growth Portfolio	Eaton Vance Special Investment Trust
Special Equities Portfolio	Eaton Vance Special Investment Trust
Tax-Managed Growth Portfolio	Eaton Vance Mutual Funds Trust
Eaton Vance Series Trust
Tax-Managed International Equity Portfolio	Eaton Vance Mutual Funds Trust
Tax-Managed Multi-Cap Opportunity Portfolio	Eaton Vance Mutual Funds Trust
Tax-Managed Small-Cap Growth Portfolio	Eaton Vance Mutual Funds Trust
Tax-Managed Value Portfolio	Eaton Vance Mutual Funds Trust
Utilities Portfolio	Eaton Vance Special Investment Trust

IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

Signature	Title	Date

/s/ Duncan W. Richardson	President and Principal Executive	April 23, 2007
Duncan W. Richardson	Officer